Exhibit 10.15
TWELFTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS TWELFTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of September 30, 2006 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A.     Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended, the “Agreement”); and
     B.     The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1.     Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2.     Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the Agreement shall be amended as follows:
     2.1   Appendix A to the Agreement is hereby amended to amend clause (ix) of the definition of “Servicer Event of Default” to read as follows:
     “(ix) The Tangible Net Worth of TRM shall at any time be less than $15,000,000.”
     2.2   A new Section 2.06 is hereby added to the Agreement as follows:
     Section 2.06     Renewal and Termination Fees. The Borrower and TRM ATM, jointly and severally, agree (i) to extend the Maturity Date for an additional five year period (on substantially the same terms as then in effect other than (A) the pricing level shall be at least 35 basis points lower spread than the existing pricing and (B) the Facility Limit shall be $100,000,000) by execution of an amendment thereto on or before January 31, 2007 if the Administrative Agent receives credit approval for such extension on or before January 15, 2007, (ii) to pay the Administrative Agent an extension fee of $250,000, such fee payable in the following installments: $100,000 on the effective date of such extension (on terms no less favorable to Borrower than those set forth in clause (i) hereof), $75,000 on or before June 30, 2007 and $75,000 on or before September 30, 2007 and (iii) to pay the Administrative Agent an amendment fee on January 31, 2007 (or any earlier termination of this Agreement) for the execution of the Twelfth Amendment in the amount of $1,000,000 if the Administrative Agent receives credit approval for the extension before January 15, 2007 on terms no less favorable to Borrower than those set forth in clause (i) hereof and so notifies the Borrower thereof in writing before January 16, 2007 but the Borrower does not agree to the extension of the Maturity Date for an additional 5 year period on or prior to January 31, 2007. If the Administrative Agent does not receive credit approval for such 5 year extension by January 15, 2007, then neither the Borrower nor TRM ATM shall be required to pay any of the fees set forth in the prior sentence.
          3.     Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto.
          4.     Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          5.     Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          6.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          8.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Senior Financial Services Officer

TRM ATM CORPORATION
By:	/s/ Daniel E. O’Brien
	Name:	Daniel E. O’Brien
	Title:	CFO

AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral- Genossenschaftsbank Frankfurt am Main, as its attorney-in-fact
By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

DZ BANK AG, DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent
By:	/s/ Sandeep Srinath
	Name:	Sandeep Srinath
	Title:	Vice President

By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Toby Robillard
	Name:	Toby Robillard
	Title:	Assistant Vice President